UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of an email message from Dick Clark, Chairman, President and Chief Executive Officer of Merck & Co., Inc. (“Merck”) to Merck employees, dated March 16, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Email Message from Dick Clark to Merck Employees, dated March 16, 2009

Dear Colleagues,

Last week's news of our plan to merge with Schering-Plough has been very well received. Our communications to customers, key opinion leaders, investors and financial analysts stressed our belief that the combination will deliver a significantly broader portfolio of medicines, a formidable research and development pipeline, an expanded presence in key international markets and efficiencies that will allow us to invest in strategic opportunities for the future.

The feedback we've received from these important stakeholders has been positive, and we are encouraged that their initial reaction supports this move as the right one. Like us, they believe we are positioning Merck for transformational growth, allowing us to become a stronger, more diverse, truly global company in an increasingly difficult environment.

While welcoming this positive response, I have been most gratified by the reaction from you. You have been consistently supportive and in many cases enthusiastic about what this merger means for our company. I truly appreciate the way you have embraced this exciting milestone in our history.

I know you still have many questions, and I want you to know that they will be addressed in time. We have promised to communicate regularly and transparently, and we will do so in the weeks and months to come.

Now, as we look ahead, we face the exciting, yet challenging, work of integration.

As I shared with you last week, we have formed an Integration Management Office (IMO) to focus on how we will integrate Schering-Plough into Merck. Adam Schechter, President, Global Pharmaceuticals, will head this effort. In the next few days, Adam will lay out the architecture and leadership of the integration team, and describe our approach to this important work.

Effectively merging two corporations the scale of Merck and Schering-Plough is a substantial and complex task. For that reason, we will enlist key talent to lead the integration effort. And we will be reaching out to many of you to provide input in the weeks ahead.

In the meantime, we ask that you refrain from contacting or sharing documents with any employee of Schering-Plough. Adam and our colleagues in Legal will set up procedures to ensure any conversations that occur between Merck and Schering employees are conducted properly and comply with regulatory and legal guidelines. Additionally, if you receive any inquiries about the transaction from the media or other third parties, please forward these to the Global Communications team.

As for now, the most important thing you can do to support Merck and ensure a successful merger is to focus on your current responsibilities and deliver against our plans for 2009.

Once again, I thank you for your support. I know you share my great enthusiasm for the future of our combined company and the work we will continue doing to advance the health of people around the world.

Sincerely,

Dick Clark

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on Merck’s and Schering-Plough’s management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect either companies’ business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of either companies’ annual reports on Form 10-K for the year ended December 31, 2008, in their respective quarterly reports on Form 10-Q and in their respective current reports on Form 8-K, including, the current report on Form 8-K filed by Merck on March 10, 2009, each of which is incorporated by reference.

These reports are available at www.merck.com and www.schering-plough.com.

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s preliminary proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on February 25, 2009. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.